                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                             (Amendment No.   )


Filed by the Registrant                       /x/
Filed by a Party other than the Registrant    / /


Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                 TRUEVISION, INC.
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                    (Name of Registrant as Specified In Its Charter)

                                  R. JOHN CURSON
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                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

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     2.   Aggregate number of securities to which transaction applies:

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     3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     4.   Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     5.   Total fee paid:

          --------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

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     2.   Form, Schedule or Registration Statement No.:

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     3.   Filing Party:

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     4.   Date Filed:

                       [TRUEVISION LOGO OR NAME]
                          2500 WALSH AVENUE
                     SANTA CLARA, CALIFORNIA 95051


              NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON APRIL 10, 1998


TO THE STOCKHOLDERS OF TRUEVISION, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of TRUEVISION, INC., a Delaware corporation (the "Company"), will be held on Friday, April 10, 1998 at 10:00 a.m. local time at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051, for the following purpose:

     1.   To approve the Company's 1997 Equity Incentive Plan.

     The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 18, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                              By Order of the Board of Directors



                              R. JOHN CURSON
                              Secretary

Santa Clara, California
March 4, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           TRUEVISION, INC.
                          2500 WALSH AVENUE
                    SANTA CLARA, CALIFORNIA  95051

                           PROXY STATEMENT
                 FOR A SPECIAL MEETING OF STOCKHOLDERS
                           APRIL 10, 1998

                            ------------

             INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Truevision, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on April 10, 1998, at 10:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's offices, 2500 Walsh Avenue, Santa Clara, California 95051. The Company intends to mail this proxy statement and accompanying proxy card on or about March 4, 1998 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or at the Company's request, by Skinner & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Skinner & Co., Inc. will be paid its customary fee, estimated to be about $1,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on February 18, 1998 will be entitled to notice of and to vote at the Special Meeting. At the close of business on February 18, 1998 the Company had outstanding and entitled to vote 12,971,992 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2500 Walsh Avenue, Santa Clara, California 95051, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than May 27, 1998 in order to be included in the proxy statement relating to that Annual Meeting.

                             PROPOSAL 1

               APPROVAL OF 1997 EQUITY INCENTIVE PLAN

     In February 1988, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1988 Incentive Stock Plan (the "Option Plan"). As a result of a series of amendments, prior to December 1997 there were 4,241,300 shares of the Company's Common Stock reserved for issuance under the Option Plan. The Option Plan expired on February 4, 1998 and no further options may be granted under the Option Plan. In December 1997, in anticipation of the expiration of the Option Plan, the Board of Directors adopted the Company's 1997 Equity Incentive Plan (the "Incentive Plan"), and reserved 600,000 shares for issuance under the Incentive Plan. Future option grants to employees, directors and consultants may only be made under the Incentive Plan. Outstanding options and grants previously made under the Option Plan will continue to be governed by their existing terms, which contain substantially the same terms and conditions as those described below for the Incentive Plan. The Board of Directors adopted the Incentive Plan to ensure that the Company can continue to grant stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants at levels determined appropriate by the Board of Directors and the Compensation Committee.

     As of December 31, 1997, options (net of canceled or expired options) covering an aggregate of 3,363,421 shares of the Company's Common Stock had been granted under the Option Plan, and no shares remained available for future grant under the Option Plan. As of December 31, 1997, no options, restricted stock purchase awards or stock bonuses had been granted under the Incentive Plan, and 600,000 shares remained available for future grant under the Incentive Plan. During fiscal 1997, the Company granted to all executive officers as a group, options to purchase 980,200 shares (including options repriced in May 1997 to purchase 794,200 shares) at exercise prices ranging from $2.15625 to $4.875 per share and to all employees (excluding executive officers) as a group options to purchase 1,888,005 shares (including options repriced in May 1997 to purchase 1,265,260 shares) at exercise prices ranging from $1.937 to $6.75 per share. All of these options were granted under the now expired Option Plan.

     Stockholders are requested in this Proposal to approve the Incentive Plan and to reserve for issuance 600,000 shares of Common Stock under the Incentive Plan. At the last Annual Meeting of Stockholders held on October 28, 1997, the stockholders approved an increase to the number of shares reserved for issuance under the Option Plan by 600,000 shares. However, all such shares available for issuance under the Option Plan became unavailable for grant when the Option Plan expired in February 1998. As a result, in order for the Company to have the ability to grant options, restricted stock purchase awards and stock bonuses to employees, directors and consultants, the stockholders must approve the adoption of the Incentive Plan and re-approve the reservation of the 600,000 shares of Common Stock thereunder. If the stockholders fail to approve this Proposal, the Incentive Plan will terminate and any outstanding options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan will terminate and become null and void. In addition, if the stockholders fail to approve the Incentive Plan and the Incentive Plan terminates, the Company will not have a plan under which it may grant options, restricted stock purchase awards and stock bonuses to employees, directors and consultants in the future. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                    THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF PROPOSAL 1


                                     2.

     The essential features of the Incentive Plan are outlined below:

GENERAL

     The Incentive Plan provides for the grant or issuance of incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants (collectively, "Stock Awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various Stock Awards included in the Incentive Plan.

PURPOSE

     The Incentive Plan provides a means by which selected employees, directors and consultants to the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees, directors or consultants to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

FORMS OF BENEFIT

     The Incentive Plan provides for incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses.

ADMINISTRATION

     The Incentive Plan is administered by the Board unless the Board delegates administration to a committee composed of two (2) or more Board members, all of the members of which may be non-employee directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and may also be, in the discretion of the Board, outside directors (as defined in Section 162(m) of the Code). If administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a subcommittee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Section 162(m) of the Code and are not expected to be covered by Section 162(m) of the Code at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code. The Board may abolish a committee or subcommittee at any time and revest in the Board the administration of the Incentive Plan. The Board has delegated the administration of the Incentive Plan to the Compensation Committee.

     The Board has the power to determine from time to time which of the persons eligible under the Incentive Plan shall be granted Stock Awards, the type of Stock Awards to be granted, when and how each Stock Award shall be granted, to construe and interpret the Incentive Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the Incentive Plan or in any Stock Award agreement to make the Incentive Plan fully effective.

SHARES SUBJECT TO THE INCENTIVE PLAN

     The Common Stock that may be sold pursuant to Stock Awards under the Incentive Plan shall not exceed in the aggregate 600,000 shares of the Company's Common Stock. If any Stock Award expires or terminates, in whole or in part, without having been exercised in full, the Common Stock not purchased under such Stock Award will revert to and again become available for issuance under the Incentive Plan. However, any currently outstanding Stock Awards granted under the now expired Option Plan which expire without being exercised in full will NOT revert to and become available for issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.


                                      3.

ELIGIBILITY

     Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards and stock bonuses may be granted only to employees, directors or consultants.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the fair market value of Common Stock subject to the restricted stock purchase award at date of grant. No person shall be eligible to be granted Stock Awards covering more than three hundred thousand (300,000) shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive.

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

     In the event an optionee's continuous status as an employee, director or consultant is terminated, for any reason other than death or disability, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date thirty (30) days after the termination of the optionee's continuous status as an employee, director or consultant, or (ii) the expiration of the term of the option as set forth in the option agreement.

     In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (i) six
(6) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

     An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of
(i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of thirty (30) days after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

     In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE/PURCHASE PRICE

     The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant, and in some cases may be higher (see "Eligibility"). The exercise price of each nonstatutory stock option will not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the date of grant. The purchase price of restricted stock will not be less than eighty-five percent (85%) of the fair market value of the Company's


                                      4.

Common Stock on the date such Stock Award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

CONSIDERATION

     The purchase price of Common Stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option, and in the discretion of the Board at the time of the grant, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the imputation of interest.

TRANSFERABILITY

     An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option shall be transferable only to the extent specifically provided for in the option agreement evidencing the nonstatutory stock option, provided that if the nonstatutory stock option agreement does not provide for transferability, then the option is not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A stock bonus or restricted stock purchase award shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A Stock Award holder may designate a beneficiary who may exercise his or her Stock Award after death.

VESTING

     The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

     Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN COMMON STOCK

     If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual Stock Award applicable under the Incentive Plan and the class(es) and number of shares and price per share of Common Stock subject to outstanding Stock Awards will be appropriately adjusted.

     In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation shall assume any Stock Awards outstanding under the Incentive Plan or shall substitute similar awards for those outstanding under the Incentive Plan. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction.


                                     5.

AMENDMENT OF THE INCENTIVE PLAN

     The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where such amendment requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange listing requirement. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

     The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate on December 15, 2007. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

      If an optionee holds Common Stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such Common Stock will be capital gain or loss. Generally, if the optionee disposes of the Common Stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the Common Stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the Common Stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire Common Stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the date of exercise over the option exercise price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the Common Stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to optionees who acquire Common Stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.


                                     6.

     RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     Upon acquisition of the Common Stock, the recipient normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value over the purchase price, if any. However, to the extent the Common Stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the Common Stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the optionee.
Upon disposition of the Common Stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the Common Stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to optionees who acquire Common Stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Stock Awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the awards that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

NEW PLAN BENEFITS

     As of February 17, 1998, the Company had granted to non-executive employees as a group, options covering an aggregate of 12,900 shares of the Company's Common Stock at an exercise price of $2.125 per share, for a total value equal to approximately $27,413 under the Incentive Plan, subject to the approval of the Company's stockholders.


                                      7.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997 by
(i) all those known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee for director,
(iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                       BENEFICIAL OWNERSHIP (1)
                                                       ------------------------
                                                       NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                         SHARES        TOTAL
----------------                                       ---------    ----------
Scitex Corporation Ltd. ............................   1,820,000       14.2%
  P.O. Box 330
  46103 Herzlia B, Israel
Entities affiliated with 21st Century
  Communications Partners, L.P.(2) .................   1,315,000       10.0%
  767 Fifth Avenue
  45th Floor
  New York, New York 10153
Louis J. Doctor (3) ................................     455,784        3.4%
Carl C. Calabria (4) ...............................     261,655        2.0%
R. John Curson (5) .................................     126,310        1.0%
William M. Carter (6) ..............................      88,380        *
Harvey A. Chesler (7) ..............................      38,705        *
Robert J. O'Brien ..................................      25,151        *
Walter W. Bregman (8) ..............................      53,475        *
Conrad J. Wredberg (9) .............................      18,750        *
William H. McAleer (10) ............................      11,775        *
Keith E. Sorenson (11) .............................      11,450        *
All executive officers and directors as a
 group (10 persons)(12) ............................   1,091,435        8.0%

---------------
 *   Less than one percent (1%).

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,854,883 shares of Common Stock outstanding on December 31, 1997, adjusted as required by rules promulgated by the SEC.

(2) According to the Schedule 13D/A, filed jointly by 21st Century Communications Partners, L.P. ("21st Century"), 21st Century Communications T-E Partners, L.P. ("21st Century T-E"), 21st Century Communications Foreign Partners, L.P. ("21st Century Foreign"), Andrew Sandler, Barry Fingerhut, Barry Lewis, Barry Rubenstein, Harvey Sandler, Irwin Lieber, John Kornreich and Michael J. Marocco (collectively, the "21st Century Group"), the 21st Century Group beneficially owned 1,315,000 shares of Common Stock. This includes shares held by 21st Century (631,175 shares, including a warrant to purchase 126,235 shares), 21st Century T-E (214,750 shares, including a warrant to purchase 42,950 shares), 21st Century Foreign (84,975 shares, including a warrant to purchase 16,995 shares) and Applewood Associates, L.P. ("Applewood") (384,100 shares, including a warrant to purchase 66,820 shares). Messrs. Fingerhut, Rubenstein and Lieber are shareholders, officers and directors of the general partner of 21st Century, 21st Century T-E and 21st Century Foreign and are also general partners of


                                      8.

     Applewood. Messrs. Sandler, Lewis, Sandler, Kornreich and Marocco are general partners of entities that are general partners of 21st Century, 21st Century T-E and 21st Century Foreign. 21st Century disclaims beneficial ownership of shares of Common Stock held by 21st Century T-E, 21st Century Foreign and Applewood. 21st Century T-E disclaims beneficial ownership of shares of Common Stock held by 21st Century, 21st Century Foreign and Applewood. 21st Century Foreign disclaims beneficial ownership of shares of Common Stock held by 21st Century, 21st Century T-E and Applewood. Messrs. Sandler, Fingerhut, Lewis, Rubenstein, Sandler, Lieber, Kornreich and Marocco disclaim beneficial ownership of shares of Common Stock held by 21st Century Group, except as to the extent of their pecuniary interest therein and Messrs. Fingerhut, Rubenstein and Lieber disclaim beneficial ownership of shares of Common Stock held by Applewood, except as to the extent of their pecuniary interest therein.

(3) Includes 353,333 shares of Common Stock issuable pursuant to a warrant exercisable within 60 days of December 31, 1997 and 14,400 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(4) Includes 161,655 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(5) Includes 126,310 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(6) Includes 88,380 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(7) Includes 37,705 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(8) Includes 37,500 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(9) Includes 16,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(10) Includes 9,375 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(11) Includes 11,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of December 31, 1997.

(12) Includes an aggregate of 856,158 shares of Common Stock issuable pursuant to options and warrants exercisable within 60 days of December 31, 1997. See Notes (3) through (11) above.


                                      9.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Prior to April 8, 1997, each non-employee director of the Company received a per meeting fee of $1,500. As of April 8, 1997, the Chairman of the Board receives $2,000 per meeting of the Board of Directors attended, $1,000 per committee meeting if held on the same date as a Board of Directors meeting and $2,000 per committee meeting attended if held on a different date than a Board of Directors meeting. All other non-employee directors of the Company receive $1,500 per meeting of the Board of Directors attended, $750 per committee meeting attended if held on the same date as a Board of Directors meeting and $1,500 per committee meeting attended if held on a different date than a Board of Directors meeting. Each non-employee director of the Company receives half of the current fee paid for attendance at a Board of Directors meeting or committee meeting if the non-employee director participates telephonically. In the fiscal year ended June 28, 1997, the total compensation paid to non-employee directors was $51,000. The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with their services as directors.

     Each non-employee director of the Company also receives stock option grants under the Amended and Restated 1991 Director Option Plan (the "Director Plan"). Only non-employee directors of the Company or an "affiliate" of the Company (as defined in the Code) are eligible to receive options under the Director Plan. Options granted under the Director Plan are not intended to qualify as incentive stock options under the Code.

     The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the terms of the Director Plan, as amended, (i) each person who becomes a non-employee director shall receive, on the date such person joins the Board, an option to purchase 10,000 shares which shall become exercisable at the rate of 25% per year for four years following the date of grant, (ii) each non-employee director who is a member of the Board of Directors immediately before the Company's Annual Meeting of Stockholders (the "Annual Meeting Date") and remains a member of the Board of Directors immediately after such Annual Meeting Date, shall receive on the first Annual Meeting Date thereafter, for so long as such non-employee director remains a member of the Board of Directors, an additional option to purchase 2,500 shares of Common Stock subject to four-year vesting from the date of grant similar to the vesting provisions set forth above, and (iii) each non-employee director who becomes Chairman of the Board on or after December 16, 1994 shall receive an option to purchase 25,000 shares of Common Stock, which shall become exercisable at the rate of 25% per year for four years. The term of options granted under the Director Plan is ten years and the per share exercise price for shares issued pursuant to options granted under the Director Plan is 100% of the fair market value of the Common Stock on the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, (i) if the Company is the surviving entity, each option will continue in effect or will be assumed or (ii) if the Company is not the surviving entity, an equivalent option will be substituted by the successor corporation. If the successor corporation does not assume or substitute an equivalent option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

     During fiscal 1997, the Company granted options covering 2,500 shares to each non-employee director of the Company, at an exercise price per share of $3.125, the fair market value on the date of grant (based on the closing sales price reported on the Nasdaq National Market).


                                     10.

COMPENSATION OF EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE

     The following table shows, for the fiscal years ended July 1, 1995, June 29, 1996 and June 28, 1997, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers and one former executive officer who departed from the Company during fiscal year 1997 (the "Named Executive Officers"):

                                                                                           LONG TERM
                                                    ANNUAL COMPENSATION                   COMPENSATION
                                          ---------------------------------------         ------------
                                                                      OTHER                                        ALL
NAME AND PRINCIPAL                                                    ANNUAL                                      OTHER
POSITION                       YEAR       SALARY($)   BONUS($)    COMPENSATION($)          OPTIONS(#)         COMPENSATION($)
------------------             ----       ---------   --------    ---------------          ----------         ---------------
Louis J. Doctor(1) .........   1997        186,667       --          2,000(2)              112,000(3)             1,907(4)
  President & CEO              1996        170,000       --          2,000(2)               40,000                 --
                               1995        124,052       --          1,000(2)              400,000(5)              --

Carl C. Calabria ...........   1997        155,000       --          2,000(2)              234,200(3)              --
  Sr. V.P. Engineering         1996        150,000       --          2,000(2)               30,000                 --
                               1995        157,250       --          1,000(2)              150,000              39,369(6)

R. John Curson .............   1997        136,667     10,000           --                 225,900(3)              --
  Sr. V.P., CFO                1996        130,000       --          2,255(2)               30,000                 --
  & Secretary                  1995        140,000       --             --                 140,000(7)            4,000(8)

William M. Carter(9) .......   1997        138,333       --          2,000(2)              216,200(3)              --
  V.P. Operations              1996        128,973       --          2,472(2)               30,000                 --
                               1995         24,918       --             --                 130,000                 --

Harvey A. Chesler(10) ......   1997        102,667      7,693        2,000(2)               77,900(3)              337(4)
  V.P & Corporate              1996         95,137       --          2,000(2)               10,000                 --
  Controller                   1995         92,420       --          1,000(2)               42,000               2,000(8)

Robert J. O'Brien(11) ......   1997         77,000       --          2,000(2)                 --                94,125(12)
  Former Sr. V.P.              1996        160,765       --          2,000(2)               70,000                 --
  Worldwide Sales              1995         91,167     20,000(13)    1,000(2)              100,000                 --

----------------
(1)  Mr. Doctor commenced employment with the Company in October 1994.

(2) Represents matching contributions for Messrs. Doctor, Calabria, Curson, Carter, Chesler and O'Brien under the Company's 401(K) plan.


(3) In May 1997, the Compensation Committee of the Board of Directors approved an option repricing program. Employees could elect to replace outstanding options (the "Old Options") with new options (the "Repriced Options") that are exercisable for the number of shares equal to 90% of the number of shares underlying the Old Options. Repriced Options are treated as new option grants. This figure includes grants issued in fiscal 1997 that have been subsequently cancelled upon issuance of Repriced Options as follows: Mr. Doctor, 40,000 shares; Mr. Calabria, 23,000 shares; Mr. Curson, 41,000 shares; Mr. Carter, 38,000 shares; and Mr. Chesler, 19,000 shares. Also included in this figure are Repriced Options that have replaced options granted in prior fiscal years as follows: Mr. Doctor, 36,000 shares; Mr. Calabria, 190,500 shares; Mr. Curson, 148,000 shares; Mr. Carter, 144,000 shares; and Mr. Chesler, 41,800 shares. See "Option Repricing Information" below.


                                      11.

(4) Represents spousal travel allowance payments to Messrs. Doctor and Chesler of $268 and $337, respectively, and a payment to Mr. Doctor of $1,639 for use of his accumulated airline mileage for company business.

(5) Mr. Doctor was issued a warrant to purchase 400,000 shares of Common Stock in connection with his acceptance of employment with the Company.

(6)  Represents payment of a relocation allowance.

(7) Stock options to purchase 80,000 shares were surrendered in November 1994 and a new option was issued for the purchase of 140,000 shares in November 1994. See "Option Repricing Information" below.

(8)  Represents automobile allowances for Messrs. Curson and Chesler.

(9) Mr. Carter commenced employment with the Company in April 1995. Effective July 1997, Mr. Carter resigned his position of V.P. Operations at the Company.

(10) Mr. Chesler commenced employment with the Company in July 1994.

(11) Mr. O'Brien commenced employment with the Company in December 1994.

(12) Mr. O'Brien resigned as Sr. V.P. Worldwide Sales in December 1996. As part of a separation agreement entered into with the Company, Mr. O'Brien received payments of $16,125 in lieu of accrued and unused paid time off and $78,000 in severance payments.

(13) Represents payment of a bonus for accepting employment.


                                       12.

                        OPTION GRANTS IN LAST FISCAL YEAR

     All stock options granted to the Named Executive Officers in fiscal 1997 are disclosed in the following table. This table discloses, for each Named Executive Officer, the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.

                                                       INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                            --------------------------------------------------------------------           VALUE AT ASSUMED
                                                 % OF TOTAL                                             ANNUAL RATES OF STOCK
                               NUMBER OF           OPTIONS                                              PRICE APPRECIATION FOR
                              SECURITIES           GRANTED TO          EXERCISE                             OPTION TERMS (3)
                              UNDERLYING          EMPLOYEES IN          PRICE         EXPIRATION       -----------------------
    NAME                    OPTIONS (#)(1)      FISCAL YEAR (2)        ($/SH)            DATE            5%($)          10%($)
--------------------------  --------------      ---------------        ------         ----------        -------        --------
Louis J. Doctor ..........      40,000               1.4               4.87500         08/20/06            --(4)         -- (4)
                                36,000               1.3               2.15625         08/20/06          42,797        105,411
                                36,000               1.3               2.15625         10/03/05          37,062         88,771

Carl C. Calabria .........      23,000               0.8               4.87500         08/20/06           -- (4)         -- (4)
                                20,700               0.7               2.15625         08/20/06          24,608         60,611
                                45,000               1.6               2.15625         08/28/02          26,808         59,239
                                13,500               0.5               2.15625         05/11/04          11,850         27,617
                               105,000               3.7               2.15625         11/10/04         108,099        258,916
                                27,000               0.9               2.15625         10/03/05          27,797         66,578

R. John Curson ............     41,000               1.4               4.87500         08/20/06           -- (4)         -- (4)
                                36,900               1.3               2.15625         08/20/06          43,867        108,046
                               121,000               4.2               2.15625         11/10/04         124,571        298,369
                                27,000               0.9               2.15625         10/03/05          27,797         66,578

William M. Carter .........     38,000               1.3               4.87500         08/20/06           -- (4)         -- (4)
                                34,200               1.2               2.15625         08/20/06          40,657        100,140
                               117,000               4.1               2.15625         04/04/05         120,453        288,506
                                27,000               0.9               2.15625         10/03/05          27,797         66,578

Harvey A. Chesler .........     19,000               0.7               4.87500         08/20/06           -- (4)         -- (4)
                                17,100               0.6               2.15625         08/20/06          20,329         50,070
                                13,000               0.5               2.15625         08/02/04          11,412         26,594
                                10,800               0.4               2.15625         11/10/04          11,119         26,631
                                 9,000               0.3               2.15625         01/26/05           9,266         22,193
                                 9,000               0.3               2.15625         10/03/05           9,266         22,193

Robert J. O'Brien .........          0               0.0                 --               --              --              --

-----------------
(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options under the Option Plan generally become exercisable 25% one year after issuance and 1/48th each month thereafter for thirty-six months. Amounts include Repriced Options that have a vesting start date identical to the Old Option but generally vest over a forty-two month period instead of the forty-eight month vesting schedule of the Old Options. See "Option Repricing Information" below. The term of each option granted is generally the earlier of (i) ten years or (ii) 30 days after termination of the holder. The options will fully vest upon a change of control, as defined in the Option Plan, unless the acquiring Company assumes or substitutes similar options. Prior


                                     13.

     to its expiration on February 4, 1998, the Board of Directors could reprice the options under the terms of the Option Plan.

(2)  Based on options granted in fiscal 1997 to purchase 2,868,205 shares.

(3) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. All calculations are based on rounding the number of years remaining on the term of the option to the nearest whole number. No gain to the optionee is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

(4) Grant canceled upon issuance of Repriced Option. See "Option Repricing Information" below.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

     This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers.
For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED
                         SHARES                                 OPTIONS                        VALUE OF IN-THE-MONEY
                        ACQUIRED                           AS OF JUNE 28, 1997             OPTIONS AS OF JUNE 28, 1997(1)
                           ON           VALUE        ---------------------------------   ----------------------------------
     NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)    UNEXERCISABLE($)
---------------------  -----------    -----------    --------------   ----------------   --------------    ----------------
Louis J. Doctor(2) ..      0              0              293,333          178,667                 0             33,750

Carl C. Calabria ....      0              0              124,687           86,513            58,447             40,553

R. John Curson ......      0              0               86,350           98,550            40,477             46,195

William M. Carter ...      0              0               70,200          108,000            32,906             50,625

Harvey A. Chesler ...      0              0               23,755           35,145            11,135             16,474

Robert J. O'Brien ...      0              0               78,333           91,667            36,719             42,969

--------------

(1) Valuations above for unexercised in-the-money options are based on the difference between the option price and fair market value at June 28, 1997 ($2.625 per share). Accordingly, an option is reported as having zero value if the exercise price of the option equaled or exceeded the fair market value of the Company's Common Stock at June 28, 1997.

(2) Included in Mr. Doctor's option amounts is a warrant granted to Mr. Doctor to purchase 400,000 shares of the Company's Common Stock. One hundred thousand of such shares became exercisable on January 1, 1995. The remaining shares are exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.


                                      14.

                          OPTION REPRICING INFORMATION

     In April 1997, the Company offered employees the opportunity to participate in an option repricing program. Under the program, each employee could elect on or before April 30, 1997 that his or her Old Option issued under the Company's Option Plan be converted into a Repriced Option, subject to final approval by the Compensation Committee of the Company's Board of Directors. The per share exercise price of each Repriced Option would be equal to the fair market value of the Company's Common Stock on the conversion date. In return for the lower exercise price, Old Options were replaced with Repriced Options that are exercisable for the number of shares equal to 90% of the number of shares underlying the Old Options. All Repriced Options have a vesting start date identical to that of the Old Option, but the vesting schedule of the Repriced Options is generally forty-two months instead of the forty-eight month vesting schedule of the Old Options. On May 2, 1997, the option repricing program and the options elected for conversion under the program were approved by the Compensation Committee. The fair market value of the Company's Common Stock on May 2, 1997 was $2.15625. The Repriced Options are treated as new option grants.

     The following table shows certain information concerning the repricing of options received by executive officers during the last ten years.

                      TEN YEAR OPTION/SAR REPRICINGS

                                                                                                                    Length of
                                                   Number of        Market                                           Original
                                                  Securities       Price of                                           Option
                                                  Underlying       Stock at      Exercise Price        New             Term
                                                    Options        Time of         at Time of        Exercise        Remaining
                                                   Repriced       Repricing        Repricing          Price          at Date of
Name                            Date                  (#)            ($)              ($)              ($)           Repricing
----                          --------            ----------      ---------      --------------      --------       -----------
Louis J. Doctor ...........   05/02/97              36,000          2.15625           7.250           2.15625        8.43 years
 President & CEO              05/02/97              36,000          2.15625           4.875           2.15625        9.31 years

Carl C. Calabria ..........   05/02/97              45,000          2.15625          10.000           2.15625        5.33 years
 Sr. V.P. Engineering         05/02/97              13,500          2.15625           5.125           2.15625        7.03 years
                              05/02/97             105,000          2.15625           3.000           2.15625        7.53 years
                              05/02/97              27,000          2.15625           7.250           2.15625        8.43 years
                              05/02/97              20,700          2.15625           4.875           2.15625        9.31 years

R. John Curson ............   05/02/97             121,000          2.15625           2.750           2.15625        7.53 years
 Sr. V.P., CFO                05/02/97              27,000          2.15625           7.250           2.15625        8.43 years
 & Secretary                  05/02/97              36,900          2.15625           4.875           2.15625        9.31 years
                              11/10/94              60,000          2.75000           7.625           2.75000        9.08 years
                              11/10/94              20,000          2.75000           5.125           2.75000        9.50 years

William M. Carter .........   05/02/97             117,000          2.15625           4.125           2.15625        7.53 years
 V.P. Operations              05/02/97              27,000          2.15625           7.250           2.15625        8.43 years
                              05/02/97              34,200          2.15625           4.875           2.15625        9.31 years

Harvey A. Chesler .........   05/02/97              13,000          2.15625           3.750           2.15625        7.26 years
 V.P. & Corporate             05/02/97              10,800          2.15625           2.750           2.15625        7.53 years
 Controller                   05/02/97               9,000          2.15625           3.875           2.15625        7.74 years
                              05/02/97               9,000          2.15625           7.250           2.15625        8.43 years
                              05/02/97              17,100          2.15625           4.875           2.15625        9.31 years


                                      15.

                              EMPLOYMENT AGREEMENTS


     In connection with the Company's employment of Mr. Doctor, the Company has agreed to pay Mr. Doctor $170,000 per year and has granted Mr. Doctor a warrant to purchase 400,000 shares of the Company's Common Stock at a price of $2.75 per share (the "Warrant"). One hundred thousand shares underlying the Warrant became exercisable on January 1, 1995 and the remaining shares are exercisable at a rate of 6,666.67 shares per month thereafter such that the Warrant will be fully exercisable on October 1, 1998. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, the Company has agreed that upon the occurrence of such event, if Mr. Doctor becomes subject to the "golden parachute" provisions of the Code by virtue of such change in control, the Company will reimburse Mr. Doctor for any additional taxes owed upon the exercise of the Warrant.

     In connection with the Company's merger with RasterOps Corporation in 1992, the Company and Mr. Calabria entered into an agreement that will pay Mr. Calabria an amount equal to six-months' base compensation if the Company terminates Mr. Calabria for any reason other than cause. If Mr. Calabria's employment with the Company is terminated because of a disability, he will be entitled to an amount equal to one year's base compensation. The terms of agreement continue until six months after the date of termination of Mr. Calabria's employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of the Compensation Committee is an officer or employee of the Company.


                        BY ORDER OF THE BOARD OF DIRECTORS.


Santa Clara, California
March 4, 1998


                                     16.

                                APPENDIX A

                              TRUEVISION, INC.
                         1997 EQUITY INCENTIVE PLAN

            ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 16, 1997
                 APPROVED BY STOCKHOLDERS ON __________, 1998

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to
Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "COMPANY" means TrueVision, Inc., a Delaware corporation.

     (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "CONTINUOUS SERVICE" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h)  "DIRECTOR" means a member of the Board.

     (i) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (k) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

               (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the date of grant of the Stock Award, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (l) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (m) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or
(ii) is otherwise considered a "non-employee director" for purposes of Rule
16b-3.

     (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p)  "OPTION" means a stock option granted pursuant to the Plan.

     (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (r) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

     (s) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (t)  "PLAN" means this 1997 Equity Incentive Plan.

     (u) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (v) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

     (w) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

               (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (3)  To amend the Plan or a Stock Award as provided in Section
12.

               (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one (1) or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two
(2) or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six hundred thousand (600,000) shares of Common Stock. If any Stock Award granted pursuant to the Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awards), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than three hundred thousand (300,000) shares of Common Stock in any calendar year.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) TERM.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

     (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company (provided that such shares have been held for the requisite period to avoid a charge to the Company's earnings), (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Service terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event exceed thirty (30) days from the date of termination, and may, in the event Optionee's Continuous Service terminates for cause, terminate of the date of such Optionee's termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided, however, that any extension of such period by the Board in excess of three
(3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of thirty (30) days after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a thirty (30)-day period (or such other period of time not exceeding three (3) months as determined by the Board) after the termination of, the Optionee's Continuous Service, the Option may be exercised to the extent vested by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date six (6) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule

16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

     (e) TERMINATION OF CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of a Change in Control, (i) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

     For purposes of this Plan, "Change in Control" means: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

12.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 15, 2007. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon adoption by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                TRUEVISION, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 10, 1998

     The undersigned hereby appoints LOUIS J. DOCTOR and R. JOHN CURSON and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Truevision, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's offices at 2500 Walsh Avenue, Santa Clara, California on Friday, April 10, 1998, at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


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


                                                         Please mark your votes
                                                    as indicated in this example

                                                                             /X/


Unless a contrary direction is indicated, this Proxy will be voted for Proposal 1 as more specifically described in the proxy statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                     FOR     AGAINST    ABSTAIN
PROPOSAL 1: To approve the Company's 1997            / /       / /        / /
Equity Incentive Plan.



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


Signature(s) ______________________________________  Dated: ______________,1998



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